UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 28, 2016
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Textura Corporation
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-35956	26-1212370
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 Lake Cook Road, Deerfield, IL		60015
(Address of Principal Executive Offices)		(Zip Code)

(847) 457-6500
Registrant's Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On April 28, 2016, Textura Corporation, a Delaware corporation (the “Company”), OC Acquisition LLC, a Delaware limited liability company (“Parent”), Tulip Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Subsidiary”), and Oracle Corporation, a Delaware corporation and the ultimate parent entity of Parent and Merger Subsidiary (“Oracle”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).
Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Parent has agreed that Merger Subsidiary will commence a cash tender offer (the “Offer”) to acquire all of the shares of the Company’s common stock (“Common Stock”) for a purchase price of $26 per share, net to the holders thereof, in cash (the “Offer Price”), without interest, subject to the terms and conditions of the Merger Agreement.
At the Effective Time (as defined below), the unvested portion of each Company stock option and each Company restricted stock unit (the “Equity Awards”), that is outstanding immediately prior to the Effective Time and held by a person who is an employee of the Company or any subsidiary of the Company as of immediately prior to the Effective Time (an “Employee”), will be assumed by Oracle and converted automatically into an option or restricted stock unit, as the case may be, denominated in shares of Oracle common stock based on formulas set forth in the Merger Agreement and subject to terms and conditions substantially identical to those in effect at the Effective Time.

The vested portion of each Equity Award that is outstanding immediately prior to the Effective Time will not be assumed by Oracle but will instead be canceled and extinguished.  In exchange for any such canceled Equity Award, the former holder of such Equity Award will receive an amount in cash equal to the product of (x) the aggregate number of shares of Company common stock subject to the Equity Award (or relevant vested portion thereof) immediately prior to the Effective Time and (y) the Offer Price less, in the case of a canceled Company stock option, the aggregate exercise or purchase price of the vested portion of such Equity Award.  A vested Company stock option which has a per share exercise or purchase price that exceeds the Offer Price will be canceled without any payment being made to the former holder.

The unvested portion of each outstanding Equity Award held by a person who is not an Employee will not be assumed by Oracle and will be canceled and extinguished for no consideration.

Merger Subsidiary has agreed to commence the Offer as promptly as reasonably practicable from the date of the Merger Agreement. The consummation of the Offer will be conditioned on (i) at least 66 2/3% of the shares of the Common Stock having been validly tendered into and not withdrawn from the Offer, (ii) receipt of certain regulatory approvals, including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and certain foreign antitrust laws, (iii) the accuracy of the representations and warranties and compliance with the covenants contained in the Merger Agreement, subject to qualifications, and (iv) other customary conditions.
The Merger Agreement provides that, as soon as practicable following the consummation of the Offer, Merger Subsidiary will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. In the Merger, each outstanding share of the Common Stock (other than treasury shares, shares held by Oracle, Parent or Merger Subsidiary or shares as to which dissenters’ rights have been properly exercised) will be converted into the right to receive the Offer Price (the closing of the Merger is referred to as the “Effective Time”). The consummation of the Merger is subject to certain closing conditions, and will be effected pursuant to Section 251(h) of the Delaware General Corporation Law, without any stockholder vote being required. The consummation of the Merger is subject to certain closing conditions. In connection with the Offer and Merger, certain stockholders of the Company have entered into a Tender and Support Agreement agreeing to tender their shares of Common Stock pursuant to the Offer and to support the Offer and the Merger.
The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report and incorporated herein by reference.
The Merger Agreement and the foregoing description of the Merger Agreement have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”). Investors are not third-party beneficiaries under the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Item 2.02. Results of Operations and Financial Condition.
On April 28, 2016, the Company issued a press release reporting its financial results for the quarter ended March 31, 2016. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information in Item 2.02 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified therein as being incorporated by reference therein.

Item 8.01. Other Events.

On April 28, 2016, the Company issued a press release to announcing the execution of the Merger Agreement. A copy of the press release is attached to this Current Report as Exhibit 99.2.

Use of Forward Looking Statements
Statements in this Current Report may contain, in addition to historical information, certain forward-looking statements. Some of these forward-looking statements may contain words like “believe,” “may,” “could,” “would,” “might,” “possible,” “should,” “expect,” “intend,” “plan,” “anticipate,” or “continue,” the negative of these words, other terms of similar meaning or they may use future dates. Forward-looking statements in this Current Report include without limitation statements regarding the planned completion of the Offer and the Merger. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: the timing of the transaction; the percentage of the Company’s stockholders tendering their shares in the Offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, collaborators, vendors and other business partners; stockholder litigation in connection with the transaction resulting in significant costs of defense, indemnification and liability; and other risks and uncertainties discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, our other reports we file with the SEC, as well as the tender offer documents to be filed by Oracle, Parent and Merger Subsidiary and the Solicitation/Recommendation Statement to be filed by the Company. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this Current Report are qualified in their entirety by this cautionary statement.
Additional Information
The Offer has not yet commenced, and this document is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of the Company or any other securities. On the commencement date of the Offer, Oracle, Parent and Merger Subsidiary will file a Tender Offer Statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, with the SEC and thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC. Investors and security holders are urged to read both the Tender Offer Statement and the Solicitation/Recommendation Statement regarding the Offer, as they may be amended from time to time, when they become available because they will contain important information. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the Information Agent for the tender offer which will be named in the tender offer statement. Those materials and all other documents filed by the Company, Oracle, Parent or Merger Subsidiary with the SEC will be available both at no charge on the SEC’s web site at www.sec.gov and may be obtained for free by directing requests to ir@texturacorp.com.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated April 28, 2016, by and among Textura Corporation, OC Acquisition LLC, Tulip Acquisition Corporation and Oracle Corporation
99.1	Press Release dated April 28, 2016 regarding results for first quarter 2016
99.2	Press Release dated April 28, 2016

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTURA CORPORATION
April 28, 2016	By:	/s/ Jillian Sheehan
		Name:	Jillian Sheehan
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated April 28, 2016, by and among Textura Corporation, OC Acquisition LLC, Tulip Acquisition Corporation and Oracle Corporation
99.1	Press Release dated April 28, 2016 regarding results for first quarter 2016
99.2	Press Release dated April 28, 2016